KENT FINANCIAL SERVICES, INC.
                                376 MAIN STREET
                                  P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-0078
                               (908) 234-9355 FAX


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                November 3, 2003

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kent Financial Services, Inc. (the "Company"), will be held on Monday, November 3, 2003, at 8:30 a.m., local time, at our offices, 376 Main Street, Bedminster, New Jersey 07921 for the purpose of considering and acting upon the following matters:

          (1) To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

          (2)  To transact  such other  business as may properly come before the
               Annual  Meeting  or  any   adjournment(s),   postponement(s)   or
               continuation(s) thereof.

     Only stockholders of record at the close of business on September 30, 2003 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person.



     THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                                      By Order of the Board of Directors



                                      /s/ Paul O. Koether
                                      -----------------------------------------
                                      Paul O. Koether
                                      Chairman and President

Date:    October 16, 2003

                          KENT FINANCIAL SERVICES, INC.
                                 376 MAIN STREET
                                   P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-0078
                                ----------------

                  INFORMATION STATEMENT FOR THE ANNUAL MEETING
                                November 3, 2003
General

     This Information Statement is being furnished to the stockholders of Kent Financial Services, Inc., a Delaware corporation (the "Company") pursuant to Regulation 14(c) of the Securities Exchange Act of 1934 in connection with the forthcoming Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, November 3, 2003, at 8:30 a.m., at our offices, 376 Main Street, Bedminster, New Jersey 07921, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is
(908) 234-0078.

     This Information Statement and accompanying Notice of Annual Meeting of Stockholders are first being mailed on or about October 16, 2003 to all stockholders entitled to vote at the meeting.

Voting Securities

     Only stockholders of record at the close of business on September 30, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 1,639,748 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the Annual Meeting.

     As of the Record Date, management and its affiliates ("Principal Stockholders") collectively owned greater than 50% of the Company's outstanding Common Stock and will vote such shares to elect as directors the three nominees listed under the caption "Election of Directors". Since the Common Stock owned by the Principal Stockholders constitute a majority of the Company's outstanding Common Stock, the Board of Directors determined not to solicit proxies. Any stockholder of record on the Record Date, is entitled to attend the meeting and vote their shares personally or through such stockholder's own legally constituted proxy.

     THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the Information Statement and Notice of Annual Meeting of Stockholders to such beneficial owners.


                              ELECTION OF DIRECTORS
Nominees

     At the Annual Meeting, three directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The Principal Stockholders will vote FOR the election of each nominee named below ("Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the Principal Stockholders will vote for a substitute candidate selected by the Board of Directors.

Certain information regarding each Nominee is set forth below.

                                         Position and Office          Director
    Name of Nominee           Age     Presently Held with Company      Since
    ---------------           ---     ---------------------------      -----

    Paul O. Koether           67       Chairman, President and          1987
                                        Director

    Casey K. Tjang            65       Director                         1992

    M. Michael Witte          77       Director                         1986

------------------------------------

     There are no family relationships between any Nominee and/or any executive officers of the Company. Information concerning each Nominee's business history and experience is set forth below.

     Paul O. Koether is principally engaged in the following businesses: (i) Chairman and director since July 1987 and President since October 1990 of the Company and the general partner since 1990 of Shamrock Associates, ("Shamrock") an investment partnership which is the principal stockholder of the Company (ii) various positions with affiliates of the Company, including Chairman from 1990 till August 2003 and a registered representative since 1989 of T. R. Winston & Company, Inc. ("Winston"); and (iii) Chairman since April 1988, President from April 1989 to February 1997 and director since March 1988 of Pure World, Inc., ("Pure World") and since December 1994 has been a director and since January 1995 has been Chairman of Pure World's wholly-owned subsidiary, Pure World Botanicals, Inc., ("PWBI") a manufacturer and distributor of natural products. He is also Chairman and a director of Pure World's principal stockholder, Sun

Equities Corporation, ("Sun") a private company. In September 1998, Mr. Koether was elected a director and Chairman of Cortech, Inc., ("Cortech") a biopharmaceutical company seeking to redeploy its' assets. Mr. Koether was a director of Golf Rounds.com, Inc., ("Golf Rounds") an internet content provider from July 1992 to January 2000.

     Casey K. Tjang. Since September 29, 2001, he has been President and Chief Executive Officer of Knowledgewindow, Inc., an e-learning provider of internet training. From August 2000 to September 2001, he was Chief Financial Officer of Knowledge Window, Inc. From December 1995, until August 2000, he was with Leading Edge Packaging, Inc., a marketing, wholesaler and distribution company of consumer product packagings in the following capacities: director and secretary since December 1995; Chief Financial Officer since September 1996 and President since September 1998. On August 16, 2000 Leading Edge Packaging, Inc., filed a Chapter XI petition and on November 21, 2000, converted to Chapter VII under the United States Bankruptcy Code.

     M. Michael Witte. Since August 1980, he has been President of M. M. Witte & Associates, Inc., a private corporation which is engaged in oil and gas consulting and investment management. In November 1995 Mr. Witte was elected Co-Chairman of The American Drilling Company, L.L.C., a position he subsequently relinquished after his election on August 1, 1996 as President and Chief Executive Officer of South Coast Oil Corporation, a Los Angeles based oil company founded in 1921.

Board Meetings and Committees

     The Board held two formal meetings during the year ended December 31, 2002 and otherwise acted by written consent. Each of the Company's directors attended all of the meetings of the Board of Directors and of all committees of the Board on which he served. During the year ended December 31, 2002, the Board had an Audit Committee, which consisted of Messrs. Tjang and Hoffman. The Audit Committee, which reviews the Company's internal controls, accounting practices and procedures, and results of operations, held four meetings in 2002.

     The Board also had a Compensation Committee consisting of Messrs. Witte and Hoffman. The Compensation Committee, which is responsible for reviewing Management's compensation, held no meetings in 2002. The Board of Directors does not have a nominating committee.

                              BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors and Certain Stockholders

     The following table sets forth the beneficial ownership of Common Stock of the Company as of September 30, 2003, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director, Executive Officers and by all current directors, and officers as a group:

                                     Amount and Nature
Name and Address                       of Beneficial                Percent of
of Beneficial Owner                    Ownership (1)                  Class
-------------------                    -------------                  -----

Paul O. Koether                          979,193(2)                   59.72%
 211 Pennbrook Road
 Far Hills, NJ 07931

Mathew E. Hoffman                          7,000                         *
 62 Rosehill Avenue
 New Rochelle, NY 10804

Casey K. Tjang                             6,000                         *
 510 Tallwood Lane
 Greenbrook, NJ 08812

M. Michael Witte                           1,000                         *
 1120 Granville Avenue
 Suite 102
 Los Angeles, CA 90049

Qun Yi Zheng, Ph.D.                            -                         -
 375 Huyler Street
 South Hackensack, NJ 07606

John W. Galuchie, Jr.                     48,332(3)                    2.95%
 376 Main Street
 Bedminster, NJ 07921

Shamrock Associates                      882,385                      53.81%
 211 Pennbrook Road
 Far Hills, NJ 07931

Tweedy, Brown Company, LLC               138,766(4)                    8.46%
 52 Vanderbilt Avenue
 8th Floor
 New York, NY 10017

Dimensional Fund Advisors, Inc.           85,480(5)                    5.21%
 1299 Ocean Avenue 11th Floor
 Santa Monica, CA 90401

All Directors and Officers             1,013,193                      61.79%
as a Group (6 persons)

-----------------------------------------
*Less than 1 percent.

(1) The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in other footnotes below.

(2) Includes 882,385 shares beneficially owned by Shamrock. As a general partner of Shamrock, Mr. Koether may be deemed to own these shares beneficially. Includes 28,332 shares owned by Sun, a private corporation of which Mr. Koether is the Chairman and a principal stockholder. Includes 19,382 shares held by Mr. Koether's IRA. Mr. Koether is also a limited partner of Shamrock and may be deemed to own beneficially that percentage of the shares owned by Shamrock represented by his partnership percentage. Mr. Koether disclaims beneficial ownership of such shares.

(3) Includes 28,332 shares owned by Sun, a private corporation of which Mr. Galuchie is a director and officer. Mr. Galuchie disclaims beneficial ownership of such shares.

(4) According to Schedule 13G filed on January 23, 2003 by Tweedy, Brown Company, LLC, TBK Partners, L.P. and Vanderbilt Partners, L.P.

(5) According to Schedule 13G filed on February 3, 2003 by Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the issuer described in this schedule are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Officers, directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2002.

                             EXECUTIVE COMPENSATION

     The table below sets forth for the fiscal years ended December 31, 2002, 2001, and 2000, the compensation of any person who, as of December 31, 2002 was an Executive Officer of the Company with an annual compensation in excess of $100,000 ("Named Officers").


                           Summary Compensation Table


                                                                    Long-Term
Name of Principal            Annual Compensation (1) (2)           Compensation
                      ------------------------------------------   ------------
Officer/Position       Year     Salary      Bonus     Other (3)      Options(#)      Other
                                                                                     -----

Paul O. Koether        2002   $ 240,000          -    $  63,552          -             -
Chairman, Presi-       2001     240,000          -      104,699          -             -
dent and Chief         2000     203,333   $ 25,000      155,814          -             -
Executive Officer

John W. Galuchie, Jr.  2002   $ 190,000          -    $     112          -             -
Executive Vice         2001     190,000          -          152          -             -
President              2000     180,833   $ 12,500        1,203          -             -
and Treasurer


------------------------------------------------------------


(1) The Company has no bonus or deferred compensation plans and pays bonuses at the discretion of the Board based on performance.

(2) Certain Named Officers received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Named Officers. Such amounts are excluded from the table.

(3) Represents commissions paid by Winston to these individuals in their capacity as registered representatives for securities trades made for their respective customers.


Options Granted in Year Ended December 31, 2002

     There were no stock options granted pursuant to the Company's 1987 Non-Qualified Stock Option Plan (the "Plan") during the fiscal year ended December 31, 2002 to the Named Officers.

     Options may be granted by the Board of Directors to officers, directors and employees of the Company or its subsidiaries or parents. The exercise price for the shares shall not be less than the fair market value of the Common Stock on the date of grant. Options will expire five years from date of grant and will be exercisable as to one-half of the shares on the date of grant and as to the other half, after the first anniversary of the date of grant, or at such other time, or in such other installments as may be determined by the Board of Directors or a committee thereof at the time of grant. The options are non-transferable (other than by will or by operation of the laws of descent) and are exercisable generally only while the holder is employed by the Company or by a subsidiary of the Company or, in the event of the holder's death or permanent disability while employed by the Company, within one year after such death or disability.

     There were no outstanding options exercised or unexercised by the named officers at December 31, 2002.

Remuneration of Directors

     Directors who are not employees of the Company currently receive a monthly fee of $1,000 plus $200 for each day of attendance at board and committee meetings. During 2002, the Company paid directors' fees in the aggregate amount of approximately $41,000.

Employment Agreements

     In April, 1990, the Company and Paul O. Koether entered into an employment agreement ("Agreement") pursuant to which Mr. Koether serves as the Company's Chairman for an initial three-year term ("Commencement Date") at an annual salary of $175,000 (changed to $240,000 in December 2000) ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Commencement Date.

     Mr. Koether may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of the (i) Base Salary payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary paid to him during the preceding five years.

     Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

     The Company may terminate Mr. Koether's employment under the Agreement for "cause" which is defined as (i) Mr. Koether's continued failure to substantially perform his duties under the Agreement (other than by reason of his mental or physical incapacity or the removal of his office to a location more than five miles from its current location) which is not cured within specified time periods, or (ii) Mr. Koether's conviction of any criminal act or fraud with respect to the Company. The Company may not terminate Mr. Koether's employment except by a vote of not less than 80 percent of the entire Board of Directors at a meeting at which Mr. Koether is given the opportunity to be heard.

     In the event of Mr. Koether's death during the term of the Agreement, his beneficiary shall be paid a death benefit equal to $240,000 per year for three years payable in equal monthly installments. Should Mr. Koether become "disabled" (as such term is defined in the Agreement) during the term of the Agreement and either long-term disability insurance is not provided by the Company or such policy does not provide an annual benefit to age 70 equal to 80% or more of Mr. Koether's base salary, he shall be paid an annual disability payment equal to 80% of his base salary in effect at the time of the disability. Such payments shall continue until Mr. Koether attains the age of 70.

     In September, 1999 the Company and John W. Galuchie, Jr. entered into an employment agreement pursuant to which Mr. Galuchie serves as the Company's Executive Vice President for an initial three-year term at an annual salary of $180,000, (changed to $190,000 in December 2000). All other terms and conditions of Mr. Galuchie's employment agreement are identical to Mr. Koether's Agreement except that long-term disability payments are equal to 70% of his base salary in effect at the time of disability and such payments shall continue until Mr. Galuchie attains the age of 65.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     KMZ Rosenman LLP ("KMZ") performed legal work for the Company and its affiliates in 2002 and 2001. Natalie I. Koether, wife of the Chairman and President of the Company, is of Counsel to KMZ and also is employed by the Company. Aggregate fees and expenses billed to the Company and its subsidiaries in 2002 and 2001 were approximately $1,000 and $47,000, respectively. The Company paid Mrs. Koether $150,000 in 2002 and 2001, as an employee and she received no compensation from KMZ related to fees charged to the Company for her time.

     Since March 1990 certain non-subsidiary affiliates have rented office space from the Company. The Company's aggregate rental income from these arrangements was approximately $43,000 in 2002 and 2001.

     The Company reimburses an affiliate for the direct cost of certain group medical insurance, 401(k) benefits and office supplies. Such reimbursements were approximately $124,000 and $160,000 during 2002 and 2001, respectively.

                             AUDIT COMMITTEE REPORT

     The Audit Committee consists of two directors, each of whom is independent as that term is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' Marketplace Rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Board Meetings and Committees." A copy of the Audit Committee Charter is attached hereto in Appendix A.

     The Audit Committee has received and discussed the Company's audited financial statements for fiscal 2002 with the management of the Company. The
Audit Committee has discussed with Amper, Politziner, & Mattia P.A., the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified and supplemented). The Company also has received the written disclosure and letter from Amper, Politziner & Mattia P.A. required by Independence Standards Board Standard No. 1 (as modified and supplemented), and has discussed with Amper, Politziner & Mattia P.A. its independence.

     Based on the review and discussions referred to above the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                              The Audit Committee
                                              Mathew E. Hoffman, Chairman
                                              Casey K. Tjang


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Amper, Politziner & Mattia P.A. ("APM") served as the Company's independent public accountants for the fiscal year ended December 31, 2002 and have been selected to serve as the Company's independent public accountants for the fiscal year ended December 31, 2003. It is not expected that a representative of APM will be present at the meeting. The services to be provided by APM in 2003 will include performing the audit of the 2003 financial statements and reviewing quarterly reports. APM has no direct or indirect interest in the Company.

Audit Fees

     The aggregate fees billed to the Company by APM for professional services rendered for the audit of the Company's annual financial statements included in the Company's Form 10-KSB for fiscal year ended December 31, 2002 were $40,000.

Financial Information Systems Design And Implementation Fees

     No fees were billed by APM for professional services rendered in connection with financial information systems design or implementation.

All Other Fees

     No other fees were billed by APM.

                             STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than July 9, 2004. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 is being mailed to stockholders with this Information Statement.

                                         By Order of the Board of Directors,


                                         /s/ Paul O. Koether
                                         ----------------------------------
                                         Paul O. Koether
                                         Chairman and President

Date:  October 16, 2003

                                                                      APPENDIX A

              KENT FINANCIAL SERVICES, INC. AUDIT COMMITTEE CHARTER

                                  Introduction

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Kent Financial Services, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ.

     The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee at Company expense may retain outside counsel, auditors or other advisors as the Committee may deem appropriate.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

                                Responsibilities

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:



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     a.  Recommending to the Board the  independent  auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

     b. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     c. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity or independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     d. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, pricing of securities held by the Company, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB and any Annual Report to Shareholders.

     e. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     f. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     g. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Reports on Form 10-QSB prior to their filing, (2) earnings announcements prior to release (if practicable), and (3) the results of the review of any such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, either in person or by telephone.)

     h. Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.







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     i.  Discussing  with  management  and/or Company  counsel any legal matters
(including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     j. Reviewing management "conflict of interest" transactions.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.




























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